EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER, dated as of the 9th day of October, 1997, by and between River Asset Sub, Inc., a Delaware corporation ("River Asset Sub"), and River Distribution Sub, Inc., a Delaware corporation ("River Distribution Sub").

                              Preliminary Statement

                  River Asset Sub and River Distribution Sub are wholly-owned subsidiaries of River Bank.

                  River Bank proposes to engage with River Distribution Sub and River Asset Sub in a series of transactions (collectively, the "Reorganization") whereby, among other things:

         (i) first, River Bank will file a petition for a closing order in accordance with section 605(4) of the Banking Law, and will send a notice to its creditors of the proposed closing and dissolution of River Bank;

         (ii) second, after the issuance of the closing order, the existing business and all of the assets and liabilities of River Bank will be transferred to or assumed by River Asset Sub (the "Business Disposition");

         (iii) third, River Bank will file a petition for an order of dissolution pursuant to section 605(6) of the Banking Law;

         (iv) fourth, all of the issued and outstanding shares of River Distribution Sub Common Stock and shares of River Distribution Sub Series A Preferred Stock will be distributed by River Bank to its stockholders (the "Distribution") such that each holder of River Bank common stock, par value $1.00 per share, will receive one share of River Distribution Sub Common Stock for each share of River Bank common stock and each holder of River Bank 15% noncumulative perpetual preferred stock, series A, par value $1.00 per share, will receive one share of River Distribution Sub Series A Preferred Stock for each share of River Bank series A preferred stock;

          (v) fifth, immediately following the Distribution, but during the pendency of the petition for dissolution, River Distribution Sub will merge with and into River Asset Sub (which shall have succeeded to substantially all of the business, assets and liabilities of River Bank) with River Asset Sub as the surviving corporation of the merger, whereupon each share of River Asset Sub Common Stock shall be canceled and each share of River

627498.3
                                      - 1 -

                  Distribution Sub Common Stock and River Distribution Sub Series A Preferred Stock shall be converted into and will represent one share of identical capital stock of the surviving corporation (except that the par value of the capital stock will be changed to $1.00) and shall remain outstanding (the "Merger"); and

         (vi) immediately following the Merger, River Bank will dissolve.

Following the Reorganization, the surviving corporation will own substantially all of the assets formerly owned by River Bank, will have assumed all of River Bank's liabilities and will continue River Bank's business.

             River Distribution Sub and River Asset Sub wish to enter into this Agreement and Plan of Merger for the purpose of effectuating the Merger. Accordingly, the parties hereto agree as follows:


                                    Article I

                                   Definitions

                  "Agreement and Plan of Merger" means this Agreement and Plan of Merger, as the same may be amended or modified from time to time.

                  "Banking Law" means the Banking Law of the State of New York.

                  "Business Disposition" has the meaning set forth in the second paragraph of the preliminary statement.

                  "Certificate of Merger" means the certificate of merger, substantially in the form of Exhibit A attached hereto.

                  "Delaware GCL" means the General Corporation Law of the State of Delaware, as amended.

                  "Distribution" has the meaning set forth in the second paragraph of the preliminary statement.

                  "FDIC" means the Federal Deposit Insurance Corporation.

                  "Merger" has the meaning set forth in the second paragraph of the preliminary statement.

                  "Merger Closing" has the meaning set forth in section 2.4.

627498.3
                                      - 2 -

                  "Merger Closing Date" has the meaning set forth in section
2.4.

                  "RB Asset" means the surviving corporation of the Merger under the laws of the State of Delaware.

                  "RB Asset Common Stock" means the shares of common stock, par value $1.00 per share, of RB Asset.

                  "RB Asset Series A Preferred Stock" means the shares of 15% noncumulative perpetual preferred stock, series A, par value $1.00 per share, of RB Asset.

                  "NYSBD" means the New York State Banking Department.

                  "Reorganization" has the meaning set forth in the second paragraph of the preliminary statement.

                  "River Asset Sub" means River Asset Sub, Inc., a Delaware corporation.

                  "River Asset Sub Common Stock" means the shares of common stock, par value $1.00 per share, of River Asset Sub.

                  "River Bank" means River Bank America, a New York chartered savings bank.

                  "River Distribution Sub" means River Distribution Sub, Inc., a Delaware corporation.

                  "River Distribution Sub Common Stock" means the shares of common stock, $.001 par value per share, of River Distribution Sub.

                  "River Distribution Sub Series A Preferred Stock" means the shares of 15% noncumulative perpetual preferred stock, series A, $.001 par value per share, of River Distribution Sub.

                  "Surviving Corporation" means the surviving corporation in the Merger as set forth in section 2.1(b).


                                   Article II

              Merger of River Asset Sub and River Distribution Sub

                  Section 2.1. The Merger.

627498.3
                                      - 3 -

                  (a) Subject to the terms and conditions of this Agreement and Plan of Merger, at the time of the Merger Closing, the Certificate of Merger shall be duly executed and acknowledged by River Distribution Sub and River Asset Sub in accordance with section 251 of the Delaware GCL, and shall be filed with the Secretary of State of the State of Delaware on the Merger Closing Date. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at the time specified in the Certificate of Merger in accordance with section 251 of the Delaware GCL (the "Effective Time").

                  (b) At the Effective Time, River Distribution Sub shall be merged with and into River Asset Sub and the separate corporate existence of River Distribution Sub shall cease, and River Asset Sub shall continue as the surviving corporation (the "Surviving Corporation") under the laws of the State of Delaware.

                  (c) From and after the Effective Time, the Merger shall have the effects set forth in section 259 of the Delaware GCL, including, without limitation, the effect that all liabilities of River Distribution Sub and River Asset Sub shall thenceforth attach to and be enforceable against the Surviving Corporation as if said liabilities had been incurred or contracted by it.

                  Section 2.2. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of River Distribution Sub or River Asset Sub or any holder of shares of any capital stock thereof:

                  (a) Capital Stock of River Distribution Sub. Each issued and outstanding share of River Distribution Sub Common Stock shall canceled and extinguished and converted automatically into the right to receive one fully paid and non-assessable share of common stock, $1.00 par value, of the Surviving Corporation ("Surviving Corporation Common Stock"). Each issued and outstanding share of River Distribution Sub Series A Preferred Stock shall be canceled and extinguished and converted automatically into the right to receive one fully paid and non-assessable share of 15% noncumulative perpetual preferred stock, series A, $1.00 par value, of the Surviving Corporation ("Surviving Corporation Preferred Stock").

                  (b) Cancellation of River Bank Owned Stock. All shares of River Asset Sub Common Stock outstanding prior to the Effective Time shall be canceled and retired and cease to exist and no cash or other consideration shall be delivered in exchange therefor.

                  (c) Issuance of Surviving Corporation Capital Stock Certificates. As soon as practicable after the Effective Time, the Surviving Corporation shall cause its transfer agent to mail to each record holder of River Distribution Sub Common Stock and River Distribution Sub Series A Preferred Stock outstanding immediately prior to the Effective Time certificates registered in such holder's name evidencing the shares of Surviving

627498.3
                                      - 4 -

Corporation Common Stock or Surviving Corporation Series A Preferred Stock, as the case may be, into which the River Distribution capital stock was converted. At the Effective Time the stock transfer ledger of River Distribution Sub shall be closed and each share of River Distribution Sub capital stock outstanding will be deemed for all corporate purposes to represent the share of Surviving Corporation capital stock into which it was converted.

                  Section 2.3.  Other Effects of Merger.

                  (a) Name of Surviving Corporation. The name of the Surviving Corporation upon and after the Effective Time shall be "RB Asset, Inc."

                  (b) Certificate of Incorporation of Surviving Corporation. The certificate of incorporation of River Distribution Sub, as in effect immediately prior to the Effective Time, shall be amended to change the name of Surviving Corporation from "River Distribution Sub, Inc." to "RB Asset, Inc." and to change the par value of the Surviving Corporation capital stock from $.001 par value per share to $1.00 par value per share, and, as so amended, shall be the certificate of incorporation of Surviving Corporation until thereafter changed or amended as provided therein or by law.

                  (c) Directors and Officers of Surviving Corporation. The directors of River Distribution Sub immediately prior to the Effective Time shall be the directors of Surviving Corporation, and the officers of River Distribution Sub immediately prior to the Effective Time shall be the officers of Surviving Corporation, each of such directors and officers to hold office, subject to the applicable provisions of the certificate of incorporation and bylaws of Surviving Corporation, until their respective successors shall be duly elected or appointed and qualified.

                  (d) Bylaws of Surviving Corporation. The bylaws of River Distribution Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of Surviving Corporation until thereafter changed or amended as provided therein or by law.

                  Section 2.4. Closing of the Merger. The closing of the Merger (the "Merger Closing") shall take place at the offices of Battle Fowler LLP, 75 East 55th Street, New York, New York 10022, as soon as practicable after the last of the conditions set forth in section 2.6 hereof has been fulfilled or waived (subject to applicable law) but in no event later than the fifth business day thereafter, or at such other time and place and on such other date as River Bank shall specify (the "Merger Closing Date").

                  Section 2.5. River Bank Approval. Notwithstanding anything to the contrary herein, at any time prior to the time that the Certificate of Merger is filed with the Secretary of State of the State of Delaware as provided in section 2.1, the Merger may be terminated by the board of directors of River Bank notwithstanding the prior

627498.3
                                                       - 5 -
approval of this Agreement and Plan of Merger by the board of directors or stockholders of River Distribution Sub and River Asset Sub.

                  Section 2.6. Conditions to Closing. The obligations of River Distribution Sub and River Asset Sub to effect the Merger are subject to the satisfaction or waiver (subject to applicable law) at or prior to the Merger Closing Date of each of the following conditions:

                  (a) Consummation of Business Disposition and Distribution. The Business Disposition and Distribution shall have occurred.

                  (b) Petition for Dissolution. River Bank shall have filed a petition for dissolution in accordance with section 605(6) of the Banking Law.

                  (c) Approval of Board of Directors of River Distribution Sub and River Asset Sub. The Merger shall have been approved and adopted by the requisite vote or consent of the board of directors of each of River Asset Sub and River Distribution Sub.

                  (d) Approval of Stockholders. The Merger shall have been approved by the requisite vote or consent of the stockholders of River Distribution Sub and River Asset Sub.

                  (e) Governmental Approvals. All required governmental approvals, including any required approvals from the NYSBD and the FDIC, to the Merger shall have been obtained.


                                   Article III

                                  Miscellaneous

                  Section 3.1. Further Assurances. From time to time, each of the parties hereto shall, if requested by any other party hereto, make, execute and deliver to such requesting party any such additional instruments, documents, certificates and agreements as may be reasonably necessary or appropriate to consummate the transactions contemplated hereby.

                  Section 3.2. Entire Agreement. This Agreement and Plan of Merger and the exhibits and other documents referred to herein or delivered pursuant hereto, collectively contain the entire understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings, oral and written, with respect thereto.


627498.3
                                      - 6 -

                  Section 3.3. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in writing by the parties hereto in any and all respects before the Effective Time (notwithstanding any stockholder approval), by action taken by their respective boards of directors or by the respective officers authorized by such boards of directors, at any time before or after the approval of this Agreement and Plan of Merger by the stockholders of River Distribution Sub and River Asset Sub, but after any such stockholder approval, no amendment shall be made which decreases or changes the form of consideration to be paid to stockholders of River Distribution Sub in the Distribution or the Merger or which has a material adverse affect on the rights of River Distribution Sub's stockholders or by law requires further approval by such stockholders, without further approval of River Distribution Sub's stockholders.

                  Section 3.4. Headings. The descriptive headings of the several articles and sections of this Agreement and Plan of Merger are inserted for convenience only, do not constitute a part of this Agreement and Plan of Merger and shall not affect in any way the meaning or interpretation of this Agreement and Plan of Merger.

                  Section 3.5. Counterparts. This Agreement and Plan of Merger may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

                  Section 3.6. Governing Law. This Agreement and Plan of Merger and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

                                                   [End of Text]

627498.3
                                      - 7 -

                  IN WITNESS WHEREOF, each of River Distribution Sub and River Asset Sub has caused this Agreement and Plan of Merger to be executed by its respective officers thereunto duly authorized, all as of the date first above written.

                                         River Distribution Sub, Inc.


                                         By: /s/ Jerome R. McDougal
                                             ----------------------
                                         Name:  Jerome R. McDougal
                                         Title: Chairman, Pres. & CEO

                                         River Asset Sub, Inc.


                                         By: /s/ Jerome R. McDougal
                                             ----------------------
                                         Name:  Jerome R. McDougal
                                         Title: Chairman, Pres. & CEO




627498.3
                                      - 8 -

                                 ACKNOWLEDGMENT

                  I, Robin Chandler Duke, Secretary of River Asset Sub, Inc., a corporation organized and existing under the laws of the State of Delaware, and Secretary of River Distribution Sub, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary, that the Agreement and Plan of Merger to which this certificate is attached, after having been first duly signed on behalf of the said corporations, was duly adopted pursuant to section 228 of the Delaware General Corporation Law by the unanimous written consent of the stockholders holding all of the outstanding shares of capital stock of each corporation which Agreement and Plan of Merger was thereby adopted as the act of the stockholders of such corporations, and the duly adopted agreement and act of the said corporations.

                  WITNESS my hand on this 19th day of October, 1997.




                                              /s/ Robin Chandler Duke
                                              ------------------------------
                                              Robin Chandler Duke, Secretary




627498.3
                                      - 9 -

                                                                       EXHIBIT A

                              CERTIFICATE OF MERGER

                                       OF

                              RIVER ASSET SUB, INC.

                                       AND

                          RIVER DISTRIBUTION SUB, INC.



It is hereby certified that:

                  1. The constituent business corporations participating in the merger herein certified are:

                  (i) River Asset Sub, Inc., which is incorporated in the State of Delaware ("River Asset Sub"); and

                  (ii) River Distribution Sub, Inc., which is incorporated in the State of Delaware ("River Distribution Sub").

                  2. An agreement and plan of merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

                  3. The name of the surviving corporation in the merger herein certified is River Asset Sub, which will continue its existence as said surviving corporation under the name "RB Asset, Inc." upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

                  4. The Amended and Restated Certificate of Incorporation of River Distribution Sub, as now in force and effect, is to be further amended and changed by reason of the merger herein certified by striking out Article FIRST thereof, relating to the name of such corporation, and by substituting in lieu thereof the following article:

                  "FIRST: the name of the corporation is RB Asset, Inc. (hereinafter called the "Corporation").";

and by striking out Article FOURTH thereof, relating to the par value of the capital stock of such corporation, and by substituting in lieu thereof the following article:

627498.3
                                      - 1 -

                  "FOURTH: A. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is forty million (40,000,000) shares, of which ten million (10,000,000) shares shall be preferred stock, par value $1.00 per share (the "Preferred Stock"), and thirty million (30,000,000) shares shall be common stock, par value $1.00 per share (the "Common Stock"). The Preferred Stock and the Common Stock are sometimes hereinafter collectively referred to as "Capital Stock."";

and said Amended and Restated Certificate of Incorporation, including, without limitation, the Certificate of Designation, Preferences and Rights of the 15% Noncumulative Perpetual Preferred Stock, Series A, as so amended and changed shall be the Certificate of Incorporation of said surviving corporation until further amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

                  5. The executed agreement and plan of merger between the constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows:

                                645 Fifth Avenue
                            New York, New York 10022

                  6. A copy of the aforesaid agreement and plan of merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

                  7. The agreement and plan of merger between the aforesaid constituent corporations provides that the merger herein certified shall be effective upon the filing of this certificate.

Dated:            October __, 1997

                                            RIVER ASSET SUB, INC.


                                            By:_____________________________
                                                     Its President


Dated:            October __, 1997

                                            RIVER DISTRIBUTION SUB, INC.



627498.3
                                      - 2 -

                                           By:_____________________________
                                                    Its President

627498.3
                                                       - 3 -